UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 30, 2013

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA	02780
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Event.

Explanatory Note

This Form 8-K is being filed to clarify Kopin Corporation’s (the “Company”) disclosure included in its proxy statement relating to its annual meeting of stockholders to be held on May 9, 2013, as filed with the Securities and Exchange Commission on April 5, 2013. On page 10 of the proxy statement, the Company disclosed that Mr. Morton Collins participated in 5 of the Audit Committee meetings (63% of the meetings which did not constitute 75% of the meetings).

For purposes of clarification, a reason that Mr. Collins’ attendance was less than 75% is because Mr. Collins was unable to participate in a scheduled Audit Committee meeting on November 5, 2012 as a result of Hurricane Sandy, which severely impacted Mr. Collin’s hometown, which lost electricity and telephone service for an extended period of time. If Mr. Collins had participated in the Audit Committee meeting on November 5, 2012, he would have participated in more than 75% of the Company’s Audit Committee meetings held in 2012.

Mr. Collins participated in all of the Company’s Board of Director meetings held during 2012 and in greater than 75% of the aggregate Board of Director and Audit Committee meetings held during 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: April 30, 2013	By:	/s/ Richard A. Sneider
Richard A. Sneider Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)